UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2026
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STRATEGY INC
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-42509	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia		22182
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 703 848-8600
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
10.00% Series A Perpetual Strife Preferred Stock, par value $0.001 per share	STRF	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, par value $0.001 per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, par value $0.001 per share	STRD	The Nasdaq Global Select Market
Class A common stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On October 29, 2026, Strategy Inc (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended September 30, 2026. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer Transition; Designations of Principal Accounting Officer and Co-Principal Financial Officers
On October 26, 2026, Andrew Kang, Executive Vice President and Chief Financial Officer of the Company, and the Company’s principal financial officer and principal accounting officer, informed the Company of his intention to resign from these positions effective November 5, 2026. Mr. Kang’s decision to resign is due to personal reasons and not the result of any disagreement between Mr. Kang and the Company on any matter relating to the Company’s operations, policies or practices.
The Company and its Board of Directors (the “Board”) plan to transition Mr. Kang’s responsibilities as Chief Financial Officer, principal financial officer and principal accounting officer as follows:
•From November 6, 2026 through December 31, 2026, Phong Le, the Company’s President and Chief Executive Officer and principal executive officer, will serve as the Company’s principal financial officer and will assume Mr. Kang’s responsibilities as head of the Company’s finance organization and function for this period.
•Effective January 1, 2027, Reza Virasteh, the Company’s current Executive Vice President of Operations, will assume the role of Executive Vice President & Chief Financial Officer and will serve as co-principal financial officer of the Company, along with Mr. Le, who will continue as the Company’s President and Chief Executive Officer and principal executive officer. In his role as co-principal financial officer, Mr. Le will be primarily responsible for the financial management of the Company’s bitcoin strategy, including capital markets activity, capital management, and treasury and investor relations. In his role as co-principal financial officer, Mr. Virasteh will be primarily responsible for the financial management of the Company’s software operations, finances and budget.
•From November 6, 2026 through December 31, 2026, Mr. Virasteh’s title will be changed to Executive Vice President, Finance and Operations, as he prepares to assume the title of Executive Vice President & Chief Financial Officer.
•Effective November 6, 2026, Shelley Khanna, the Company’s current Global Controller, will serve as the Company’s Chief Accounting Officer and its principal accounting officer.
•Effective November 6, 2026, Shirish Jajodia, Vice President, Corporate Treasurer, and Chaitanya Jain, Director, Investor Relations, will each report directly to Mr. Le.
•Mr. Kang will remain with the Company as a non-executive employee in an advisory capacity through December 31, 2026.
Pursuant to a transition and separation agreement between the Company and Mr. Kang, in consideration for serving in a non-executive advisory capacity, Mr. Kang will continue to receive his regular base pay through December 31, 2026 and will also receive, subject to his execution and non-revocation of a general release of claims in favor of the Company, a lump sum payment of $883,400 and six months of COBRA premium coverage (valued at approximately $20,000) following the conclusion of the term of his advisory service. Mr. Kang’s outstanding equity awards will continue to vest through December 31, 2026 in accordance with their terms, and any portion that is unvested upon the termination of his service will be forfeited.
Mr. Le’s biographical information is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on April 28, 2026, which is incorporated herein by reference. There are no transactions in which Mr. Le has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K, other than as previously disclosed in the Company’s definitive proxy statement filed with the SEC on April 28, 2026, and incorporated herein by reference. Mr. Le was not appointed pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Le and any director or executive officer of the Company.
Mr. Virasteh, age 50, has been with the Company since 2008. He has served as the Company’s Executive Vice President of Operations since January 2024. Previously, he has held several senior positions, including Senior Vice President of Operations, Vice President of Operations, and Vice President of Financial Planning & Analysis. Prior to joining Strategy,

Mr. Virasteh was Director of Finance and Banking Operations at Premier Mortgage Capital, a privately held financial services company, from 2005 to 2008. Mr. Virasteh holds a B.S. in Biology from George Mason University.
There are no transactions in which Mr. Virasteh has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Virasteh was not appointed pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Virasteh and any director or executive officer of the Company.
In connection with his appointment as the Executive Vice President & Chief Financial Officer, Mr. Virasteh’s base salary was increased to $500,000, and his annual discretionary cash bonus target was increased to $400,000 (as may be prorated and adjusted for 2026). Mr. Virasteh will also receive, with an effective grant date of November 5, 2026, restricted stock units (“RSUs”) with respect to the Company’s class A common stock with a target value of $1,000,000 (determined based on the 20-trading day trailing average closing price of the class A common stock through the grant date), and an option (the “Option”) to purchase shares of the Company’s class A common stock, with an exercise price equal to the fair market value of a share of class A common stock on the grant date, a term of ten years and a Black-Scholes-based target value of $1,000,000. The Option and RSUs will each be granted under the Strategy Inc 2023 Equity Incentive Plan, as amended, will each vest in equal annual installments of 25% over a four-year vesting period, and will each be subject to acceleration under certain circumstances upon a change of control event. Effective January 1, 2027, Mr. Virasteh will also be entitled to perquisites and other compensation arrangements to which the Company’s executive officers are entitled generally, as described in the Company’s definitive proxy statement filed with the SEC on April 28, 2026, which description is incorporated herein by reference.
Ms. Khanna, age 48, has been with the Company since August 2025. She has served as the Company’s Vice President, SEC and Financial Reporting, since August 2025, and as Global Controller, since July 2026. Prior to joining the Company, Ms. Khanna served as Director, Financial Reporting, Technical Accounting and SOX at Intelsat, from October 2017 to August 2025, and as Senior Manager at Ernst & Young, from October 2002 to September 2017. Ms. Khanna is a graduate of Delhi University.
There are no transactions in which Ms. Khanna has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Khanna was not appointed pursuant to any arrangement or understanding between her and any other person. There are no family relationships between Ms. Khanna and any director or executive officer of the Company.
Item 7.01. Regulation FD Disclosure.
Strategy Dashboard
The Company also maintains a dashboard on its website (www.Strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding the Company to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.
Furnished Information
The information disclosed pursuant to Items 2.02 (including Exhibit 99.1) and 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d)   Exhibits

Exhibit No.	Description
99.1	Press release, dated October 29, 2026, regarding the Company’s financial results for the quarter ended September 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategy Inc
(Registrant)

Date:	October 29, 2026	By:	/s/ Andrew Kang
Andrew Kang
Executive Vice President & Chief Financial Officer